Exhibit 99.2

NEWS FROM:

INDUS REALTY TRUST, INC.

CONTACT:

Anthony Galici

Executive Vice President, Chief Financial Officer

(860) 286-1307

agalici@indusrt.com

Ashley Pizzo

Vice President, Capital Markets & Investor Relations

(212) 218-7914

apizzo@indusrt.com

INDUS ANNOUNCES AGREEMENT TO ACQUIRE LAND FOR DEVELOPMENT

NEW YORK, NEW YORK (August 9, 2021) INDUS Realty Trust, Inc. (Nasdaq: INDT) (“INDUS”), a U.S. based industrial/logistics REIT, announced today that it recently entered into an agreement (the “Purchase Agreement”) to acquire, for a purchase price of $2.25 million, approximately 10.6 acres of undeveloped land in the Lehigh Valley of Pennsylvania (the “Lehigh Valley Land”). Under the terms of the Purchase Agreement, INDUS expects to close on the Lehigh Valley Land upon receipt of the requisite entitlements, estimated to be during the first half of fiscal 2022. Subsequent to closing on the Lehigh Valley Land, INDUS expects to begin construction, on speculation, of an approximately 90,000 square foot industrial/logistics building.

Michael Gamzon, President and Chief Executive Officer of INDUS, commented, “We are thrilled to expand our presence in the Lehigh Valley, a market that continues to experience strong rent growth and absorption. Development projects continue to provide the opportunity to create value in the industrial/logistics space, and we look forward to delivering another well-located, market-appropriate facility in a region where we have significant experience and a history of success.”

Closing on the purchase of the Lehigh Valley Land is subject to a number of contingencies including the satisfactory completion of due diligence by INDUS and the receipt of all the necessary entitlements and approvals for development. There can be no guarantee that the Lehigh Valley Land acquisition or the subsequent development of a 90,000 square foot industrial/logistics building will be completed under the contemplated terms, anticipated timeline, or at all.

About INDUS

INDUS is a real estate business principally engaged in developing, acquiring, managing and leasing industrial/logistics properties. INDUS owns 43 buildings totaling approximately 5.3 million square feet (including 33 industrial/logistics buildings aggregating approximately 4.9 million square feet) in Connecticut, Pennsylvania, North Carolina and Florida in addition to over 3,400 acres of undeveloped land.

Forward-Looking Statements:

This Press Release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include INDUS’s beliefs and expectations regarding future events or conditions including, without limitation, statements regarding management’s expectations regarding strong rent growth and absorption, the expected closing date of the Lehigh Valley Land acquisition and the planned development of a 90,000 square foot industrial/logistics building on the Lehigh Valley Land. Although INDUS believes that its plans, intentions and expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such plans, intentions or expectations will be achieved. The projected information disclosed herein is based on assumptions and estimates that, while considered reasonable by INDUS as of the date hereof, are inherently subject to significant business, economic, competitive and regulatory uncertainties and contingencies, many of which are beyond the control of INDUS and which could cause actual results and events to differ materially from those expressed or implied in the forward-looking statements. Other important factors that could affect the outcome of the events set forth in these statements are described in INDUS’s Securities and Exchange Commission filings, including the “Business,” “Risk Factors” and “Forward-Looking Statements” sections in INDUS’s Annual Report on Form 10-K for the fiscal year ended November 30, 2020, filed with the Securities and Exchange Commission on February 18, 2021. INDUS disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this press release except as required by law.